Exhibit 10.16

Sixth Edition 2012 (5)

DEED OF LEASE

GENERAL address of the premises:

Kopako Industrial Reserve, Coalfields Road, Maramarua

DATE:

LANDLORD:

Class-One Services Limited

TENANT:

Rocket Lab Limited

THE LANDLORD leases to the Tenant and the Tenant takes on lease the premises described in the First Schedule together with the right to use the Licensed Land described in the Further Terms for the term from the commencement date and at the annual rent (subject to review if applicable) as set out in the First Schedule.

THE LANDLORD AND TENANT covenant as set out in the First, Second and Third Schedules.

Sixth Edition 2012 (5)

SIGNED by the Landlord Class One Services Limited in the presence of:	/s/ Peter John Shapiro Signature of Landlord

Witness Signature	Peter John Shapiro Print Full Name Director/Trustee/Authorised Signatory/Attorney* Delete the options that do not apply If no option is deleted, the signatory is signing in their personal capacity
Witness Name

Witness Occupation	/s/ Michael James Henderson Signature of Landlord

Witness Address

Michael James Henderson

Print Full Name

Director/Trustee/Authorised-Signatory/Attorney*

Delete the options that do not apply If no option is deleted, the signatory is signing In their personal capacity

SIGNED by the Tenant Rocket Lab Limited in the presence of:	/s/ Peter Joseph Beck Signature of Tenant

/s/ Courtney Dick Witness

Peter Joseph Beck

Print Full Name

Director / Trustee / Authorised Signatory / Attorn~~e~~y*

Delete the options that do not apply

If no option is deleted, the signatory is signing in their personal capacity

Courtney Dick Witness Name

Solicitor Witness Occupation

Auckland, New Zealand Witness Address

Signature of Tenant Print Full Name Director/Trustee/Authorised Signatory/Attorney* Delete the options that do not apply If no option is deleted, the signatory is signing in their personal capacity

Note: If signing by a company or as an Attorney – please refer to the notes on page 3

Sixth Edition 2012 (5)

* If this agreement is signed under:

(i)	a Power of Attorney - please attach a Certificate of non-revocation (ADLS form code: 4098WFP); or

(ii)	an Enduring Power of Attorney - please attach a Certificate of non-revocation and non-suspension of the enduring power of attorney (ADLS form code: 4997WFP).

Also insert the following wording for the Attorney’s Signature above:

Signed by [full name of the donor] by his or her Attorney [attorney’s signature].

Note: Signing by a company - Companies must sign this document in accordance with section 180 of the Companies Act 1993, to ensure it is binding as a deed. In general, this means:

(a)	if there are two or more directors of the company, two directors must sign and no witnessing is necessary;

(b)	if there is only one director of the company, that director signs and the signature must be witnessed.

Other methods of signing may be permitted by the company’s constitution or if an attorney has been appointed.

Sixth Edition 2012 (5)

FIRST SCHEDULE

1.	PREMISES: The Leased Land defined in the Further Terms.

2.	CAR PARKS: Nil

3.	TERM: Ten (10) years

4.	COMMENCEMENT DATE:	15 November 2019

5.	RIGHTS OF RENEWAL:	Four (4) terms of five (5) years each followed by a fifth term of five (5) years less one (1) day

6.	RENEWAL DATES:	15 November 2029,15 November 2034, 15 November 2039,15 November 2044,15 November 2049

7.	FINAL EXPIRY DATE:	13 November 2053

8.	ANNUAL RENT:	Premises		$140,000.00 plus GST*subject to
	(Subject to review if applicable)	Car Parks	$	plus GST clause 49.0
		TOTAL		$140,000.00 plus GST

9.	MONTHLY RENT:			$11,667.00 plus GST*subject to clause 49.0

10.	RENT PAYMENT DATES:	The 1st day of each month commencing on the 1st day of December 2019

11.	RENT REVIEW DATES: (Specify review type and insert dates for initial term, renewal dates and renewal terms. Unless dates are specified there will be no reviews. Where there is a conflict in dates, the market rent review date will apply.)

1.   Market rent review dates: The fifth anniversary of the Commencement Date and thereafter each renewal date.

2    CPI rent review dates: Each anniversary of the Commencement Date (other than market rent review dates:

12.	DEFAULT INTEREST RATE: (subclause 5.1)	12 % per annum

13.	BUSINESS USE: The Permitted Use defined in the Further Terms. (subclause 16.1)

15.	NO ACCESS PERIOD: (subclause 27.6)	(1) 9 months

Sixth Edition 2012 (5)

16.	PROPORTION OF OUTGOINGS: (subclause 3.1)	For the Leased Land: 100% For the Licenced Land: a fair proportion having regard to the number of users of the Licenced Land.

17.	LIMITED LIABILITY TRUSTEE: (subclause 45.2)	N/A

18.	OUTGOINGS: (clause 3)

(1)	Rates or levies payable to any local or territorial authority.
(2)	Charges for water, gas, electricity, telecommunications and other utilities or services, including line charges.
(3)	Rubbish collection and recycling charges.
(4)	New Zealand Fire Service charges and the maintenance charges in respect of all fire detection and fire fighting equipment.

Sixth Edition 2012 (5)

SECOND SCHEDULE

TENANT’S PAYMENTS

Rent

1.1

The Tenant shall pay the annual rent by equal monthly payments in advance (or as varied pursuant to any rent review) on the rent payment dates The first monthly payment (together with rent calculated on a daily basis for any period from the commencement date of the term to the first rent payment date) shall be payable on the first rent payment date. All rent shall be paid without any deductions or set-off by direct payment to the Landlord or as the Landlord may direct.

Market Rent Review

2.1	The annual rent payable as from each market rent review date (except for a market rent review date that is a renewal date) shall be determined as follows:

(a)

Either party may not earlier than 3 months prior to a market rent review date and not later than the next rent review date (regardless of whether the next rent review date is a market or CPI rent review date) give written notice to the other party specifying the annual rent proposed as the current market rent as defined in clause 48 at the relevant market rent review date.

(b)

If the party receiving the notice (“the Recipient”) gives written notice to the party giving the notice (“the Initiator”) within 20 working days after service of the Initiator’s notice disputing the annual rent proposed and specifying the annual rent proposed by the Recipient as the current market rent as defined in clause 48.1, then the new rent shall be determined in accordance with subclause 2 2

(c)

If the Recipient fails to give such notice (time being of the essence) the Recipient shall be deemed to have accepted the annual rent specified in the Initiator’s notice and the extension of time for commencing arbitration proceedings contained in the Arbitration Act 1996 shall not apply.

(d)

Notwithstanding any other provision of this clause, the annual rent payable as from the relevant market rent review date shall not be less than the annual rent payable as at the commencement date of the then current lease term.

(e)

The annual rent agreed, determined or imposed pursuant to subclause 2.1 shall be the annual rent payable as from the relevant market rent review date, or the date of service of the Initiator’s notice if such notice is served later than 3 months after the relevant market rent review date but subject to subclause 2.3 and 2.4.

(f)	The market rent review at the option of either party may be recorded in a deed.

Rent Determinations

2.2

Immediately following service of the Recipient’s notice on the Initiator, the parties shall endeavour to agree upon the current market rent as defined in clause 48.1, but if agreement is not reached within 10 working days then the new rent may be determined either:

(a)	By one party giving written notice to the other requiring the new rent to be determined by arbitration; or

Sixth Edition 2012 (5)

(b)	If the parties so agree by registered valuers acting as experts and not as arbitrators as follows:

(1)	Each party shall appoint a valuer and give written notice of the appointment to the other party within 20 working days of the parties agreeing to so determine the new rent.

(2)

If the party receiving a notice fails to appoint a valuer within the 20 working day period then the valuer appointed by the other party shall determine the new rent and such determination shall be binding on both parties.

(3)

The valuers appointed before commencing their determination shall appoint a third expert who need not be a registered valuer. If the parties cannot agree on the third expert, the appointment shall be made on the application of either party by the president or vice president for the time being of The New Zealand Institute of Valuers.

(4)

The valuers appointed by the parties shall determine the current market rent as defined in clause 48.1, but if they fail to agree then the rent shall be determined by the third expert. ; as defined in clause 48.1

(5)

Each party shall be given the opportunity to make written or oral representations subject to such reasonable time and other limits as the valuers or the third expert may prescribe and they shall have regard to any of the representations but not be bound by them.

(6)

The parties shall jointly and severally indemnify the third expert for their costs. As between the parties, they will share the costs equally. A party may pay the other party’s share of the costs and recover the payment on demand from the other party.

(7)	If the parties agree, they may release the third expert from liability for negligence in acting as third expert in accordance with this subclause 2.2.

When the new rent has been determined the person or persons determining it shall give written notice of it to the parties. The notice shall provide as to how the costs of the determination shall be borne and it shall be binding on the parties.

Interim Market Rent

2.3

Pending determination of the new rent, the Tenant shall from the relevant market rent review date, or the date of service of the Initiator’s notice if the notice is served later than 3 months after the relevant market rent review date, until the determination of the new rent pay an interim rent as follows:

(a)	if both parties supply a registered valuer’s certificate substantiating the new rents proposed, the interim rent payable shall be halfway between the new rents proposed by the parties; or

(b)	if only one party supplies a registered valuer’s certificate, the interim rent payable shall be the rent substantiated by the certificate; or

(c)

if no registered valuer’s certificates are supplied, the interim rent payable shall be the rent payable immediately prior to the relevant market rent review date, but in no circumstances shall the interim rent be less than the rent payable as at the commencement date of the then current lease term.

Sixth Edition 2012 (5)

The interim rent shall be payable with effect from the relevant market rent review date, or the date of service of the Initiator’s notice if the notice is served later than 3 months after the relevant market rent review date and subject to subclause 2.4, shall not be subject to adjustment.

2.4

Upon determination of the new rent, any overpayment shall be applied in payment of the next month’s rent and any amount then remaining shall immediately be refunded to the Tenant. Any shortfall in payment shall immediately be payable by the Tenant.

2.5	The annual rent payable from each CPI rent review date shall be determined as follows:

(a)	The Landlord shall adjust the annual rent on the basis of increases (and not decreases) in the CPI by giving notice to the Tenant of the increase (if any) using the formula:

A = B x (OD)

Where:

A =	the CPI reviewed rent from the relevant CPI rent review date

B =	the annual rent payable immediately before the relevant CPI rent review date

C =	CPI for the quarter year ending immediately before the relevant CPI rent review date

D =	CPI for the quarter year ending immediately before the last rent review date or if there is no previous rent review date, the commencement date of the then current term of the lease (and in the case where A is the CPI reviewed rent for a renewal date then the last rent review date of the immediate preceding lease term or if there is no rent review date the commencement date of the preceding term)

where (OD) shall not be less than 1.

(b)

If the CPI is discontinued and not replaced, or if there is a material change to the basis of calculation of the CPI, or a resetting of the CPI, an appropriate index which reflects the change in the cost of living in New Zealand as agreed by the parties and failing agreement to be determined by an expert appointed by the president or vice president of the New Zealand Law Society will be used.

(c)

If the relevant CPI is not published at the relevant CPI rent review date as soon as the CPI is published an appropriate adjustment will be made to the rent (if necessary) with effect from the relevant CPI rent review date.

(d)

Notwithstanding any other provision of subclause 2.5, the annual rent payable as from the relevant CPI rent review date shall not be less than the annual rent payable immediately preceding the CPI rent review date (and in the case where the relevant CPI rent review date is a renewal date, the annual rent payable at the expiry of the preceding term).

2.6

The new rent determined pursuant to subclause 2.5 shall be payable from the relevant CPI rent review date once it is determined by the Landlord giving notice under that subclause. Pending determination of the new rent, the Tenant will pay the rent that applies prior to the CPI rent review date. On determination of the new rent, the Tenant will immediately pay any shortfall to the Landlord.

Sixth Edition 2012 (5)

Outgoings—refer also the Further Terms

3.1

The Tenant shall pay the outgoings properly and reasonably incurred in respect of the property which are specified in the First Schedule. Where any outgoing is not separately assessed or levied in respect of the Leased Land or the Licenced Land then the Tenant shall pay such proportion of it as is specified in the First Schedule or if no proportion is specified then such fair proportion as shall be agreed or failing agreement determined by arbitration.

3.2	The Landlord shall vary the proportion of any outgoing payable to ensure that the Tenant pays a fair proportion of the outgoing.

3.3

If any outgoing is rendered necessary by another tenant of the property or that tenant’s employees, contractors or invitees causing damage to the property or by another tenant failing to comply with that tenant’s leasing obligations, then that outgoing shall not be payable by the Tenant.

3.4	The outgoings shall be apportioned between the Landlord and the Tenant in respect of periods current at the commencement and termination of the term.

3.5

The outgoings shall be payable on demand or if required by the Landlord by monthly instalments on each rent payment date of a reasonable amount as the Landlord shall determine calculated on an annual basis. Where any outgoing has not been taken into account in determining the monthly instalments it shall be payable on demand.

3.6

After the 31st March in each year of the term or other date in each year as the Landlord may specify, and after the end of the term, the Landlord shall supply to the Tenant reasonable details of the actual outgoings for the year or period then ended. Any over payment shall be credited or refunded to the Tenant and any deficiency shall be payable to the Landlord on demand.

3.7

Any profit derived by the Landlord and if a company by its shareholders either directly or indirectly from the management of the property shall not comprise part of the management expenses payable as an outgoing.

Goods and Services Tax

4.1

The Tenant shall pay to the Landlord or as the Landlord shall direct the GST payable by the Landlord in respect of the rental and other payments payable by the Tenant under this lease. The GST in respect of the rental shall be payable on each occasion when any rental payment falls due for payment and in respect of any other payment shall be payable upon demand.

4.2

If the Tenant shall make default in payment of the rental or other moneys payable under this lease and the Landlord becomes liable to pay Default GST then the Tenant shall on demand pay to the Landlord the Default GST in addition to interest payable on the unpaid GST under subclause 5.1.

Interest on Unpaid Money

5.1

If the Tenant defaults in payment of the rent or other moneys payable under this lease for 10 working days then the Tenant shall pay on demand interest at the default interest rate on the moneys unpaid from the due date for payment to the date of payment.

5.2

Unless a contrary intention appears on the front page or elsewhere in this lease the default interest rate is equivalent to the interest rate charged by the Inland Revenue Department on unpaid tax under the Tax Administration Act 1994 during the period for which the default interest is payable, plus 5 per cent per annum.

Sixth Edition 2012 (5)

Costs

6.1

Each party will pay their own costs of the negotiation and preparation of this lease and any deed recording a rent review or renewal. The Tenant shall pay the Landlord’s reasonable costs incurred in considering any request by the Tenant for the Landlord’s consent to any matter contemplated by this lease, and the Landlord’s legal costs (as between lawyer and client) of and incidental to the enforcement of the Landlord’s rights remedies and powers under this lease.

LANDLORD’S PAYMENTS

Outgoings

7.1

Subject to the Tenant’s compliance with the provisions of clause 3 the Landlord shall pay all outgoings in respect of the property not payable by the Tenant direct. The Landlord shall be under no obligation to minimise any liability by paying any outgoing or tax prior to receiving payment from the Tenant.

MAINTENANCE AND CARE OF PREMISES

Tenant’s Obligations

8.1	The Tenant shall be responsible to:

(a)	Maintain the premises

In a proper and workmanlike manner keep and maintain the Buildings in good clean order repair and condition provided that the Tenant shall not be liable for fair wear and tear arising from reasonable use, or normal ageing.

(e)	Damage or Loss

Make good any damage to the property or loss caused by improper careless or abnormal use by the Tenant or those for whom the Tenant is responsible, to the Landlord’s reasonable requirements.

8.2	the Tenant shall:

(a)	Care of grounds

Keep any grounds yards at the premises and surfaced areas in a clean and tidy condition and maintain any garden or lawn areas in a tidy and cared for condition.

(b)	Water and drainage

Keep and maintain the storm or waste water drainage system at the premises including downpipes and guttering clear and unobstructed.

(c)	Other works

Carry out those works maintenance and repairs to the premises as the Landlord may require in respect of which outgoings are payable by the Tenant.

8.5

If the Landlord shall give the Tenant written notice of any failure on the part of the Tenant to comply with any of the requirements of subclauses 8.1 or 8.2 the Tenant shall with all reasonable speed so comply.

Sixth Edition 2012 (5)

Rubbish Removal

10.1

The Tenant shall regularly cause all of the Tenant’s rubbish and recycling including any chemicals and hazardous waste to be removed from the premises and the Licensed Land and will keep the Tenant’s rubbish bins or containers in a tidy condition. The Tenant will also at the Tenant’s own expense cause to be removed all trade waste boxes and other goods or rubbish not removable in the ordinary course by the local authority, which are generated by Landlord’s Maintenance the Tenant

Landlord’s Right of Inspection

13.1

The Landlord and the Landlord’s employees contractors and invitees may at all reasonable times and after having given prior written notice to the Tenant (except in the case of emergencies) enter upon the premises to view their condition.

USE OF PREMISES

Business Use

16.1	The Tenant shall not use or permit the whole or any pan or the Leased Land or the Licensed Land to be used for any use other than the business use.

Lease of Premises Only

17.1

The tenancy shall relate only to the premises and the Landlord shall at all times be entitled to use occupy and deal with the remainder of the property without reference to the Tenant and the Tenant shall have no rights in relation to it other than the rights of use under this lease, and as further set out in the Further Terms.

Neglect of Other Tenant

18.1	The Landlord shall not be responsible to the Tenant for any act or default or neglect of any other tenant or licensee of the property.

Additions, Alterations, Reinstatement and Removal of Buildings

20.1

The Tenant shall neither make nor allow to be made any alterations or additions to any part of the Buildings or alter the external appearance of the Buildings without first producing to the Landlord on every occasion plans and specifications obtaining the written consent of the Landlord (not to be unreasonably or arbitrarily withheld or delayed) for that purpose in accordance with clause 53. If the Landlord authorises any Buildings, alterations or additions which are made before the commencement date or during the term of this lease the Tenant will at the Tenant’s own expense if required by the Landlord no later than the end or earlier termination of the term remove the Buildings. Ownership of the that are not removed by the end or earlier termination of the lease may at the Landlord’s election’ pass to the Buildings Landlord without compensation payable to the Tenant. If the Tenant fails to remove any Buildings then any costs incurred by the Landlord in reinstating the premises whether in whole or in part, within 6 months of the end or earlier termination of the term shall be recoverable from the Tenant.

20.2

The Tenant, when undertaking any “building work” to the premises (as that term is defined in the Building Act 2004), shall comply with all statutory requirements including the obtaining of building consents and code compliance certificates pursuant to that Act and shall provide copies of the building consents and code compliance certificates to the Landlord.

Sixth Edition 2012 (5)

20.3

The Tenant may at any time before and will/if required by the Landlord no later than the end or earlier termination of the term remove all the Tenant’s Buildings. In addition to the Tenant’s obligations to reinstate/the premises pursuant to subclause 20.1 the Tenant will make good at the Tenant’s own expense all resulting damage and if the Buildings are not removed by the end or earlier termination of the term ownership of the Buildings may at the Landlord’s election pass to the Landlord or the Landlord may remove them from the Land pursuant to clause 20.1. Where subclause 27.5 applies, the time by which the Tenant must remove the Buildings and to make good all resulting damage will be extended to 5 working days after access to the premises is available.

20.4

The cost of making good resulting damage and the cost of removal of the Tenant’s Buildings shall be recoverable from the Tenant and the Landlord shall not be liable to pay any compensation nor be liable for any loss suffered by the Tenant.

Compliance with Statutes and Regulations

21.1

The Tenant shall comply with the provisions of all statutes, ordinances, regulations and by-laws relating to the use of the Leased Land and the Licensed Land by the Tenant or other occupant under its control and will also comply with the provisions of all licences under its control requisitions and notices issued by any competent authority in respect of the premises or their use by the Tenant or other occupant and:

(a)

The Tenant shall be required to make any structural repairs alterations or additions and to replace or install any plant or equipment where required by reason of the particular nature of the business carried on by the Tenant or the number or sex of persons employed on the premises.

(b)	In respect of the Buildings, the Tenant shall not be liable to discharge the Landlord’s obligations as owner under the Building Act 2004

(c)	The Tenant will promptly provide the Landlord with a copy of all requisitions and notices received from a competent authority under this subclause.

21.4

The Tenant, when undertaking any building work to the premises, shall comply with all statutory requirements including the obtaining of building consents and code compliance certificates and shall not allow the premises to be open to members of the public or allow use of the premises by members of the public if that would be in breach of section 363 of the Building Act 2004.

21.5

During the term and any renewal, the Landlord shall not give consent to or carry out any building work in any part of the Landlord’s property which may cause the Tenant to be in breach of section 363 of the Building Act 2004 by allowing the premises to be open to members of the public and allowing the use of the premises by members of the public.

No Noxious Use

22.1	The Tenant shall not:

(a)

Bring upon or store within the premises or Licensed Land nor allow to be brought upon or stored within the premises or Licensed Land any machinery goods or things of an offensive noxious illegal or dangerous nature, or of a weight size or shape as is likely to cause damage to the Buildings or any surfaced area other than machinery goods or things required for the Permitted Use.

(b)

Contaminate the property and shall undertake all works necessary to remove any contamination of the property caused by the Tenant after the Commencement Date. Contamination means any change to the physical chemical or biological condition of the property by a “contaminant” as that word is defined in the Resource Management Act 1991.

Sixth Edition 2012 (5)

(c)	Use the premises or allow them to be used for any noisome noxious illegal or offensive trade or business.

(d)

Allow any act or thing to be done which may be or grow to be a nuisance disturbance or annoyance to the Landlord, other tenants of the property, or any other person, and generally the Tenant shall conduct the Tenant’s business upon the premises in a clean quiet and orderly manner free from damage nuisance disturbance or annoyance to any such persons but the carrying on by the Tenant in a reasonable manner of the business use, in accordance with the Land Use Consent (as defined in the Further Terms) or any other resource consent held by the Tenant in relation to the Permitted Use (as defined in the Further Terms), or of any use to which the Landlord has consented, shall be deemed not to be a breach of this clause.

DAMAGE TO OR DESTRUCTION OF PREMISES

No Access in Emergency

27.5

If there is an emergency and the Tenant is unable to gain access to the premises to fully conduct the Tenant’s business from the premises because of reasons of safety of the public or property or the need to prevent reduce or overcome any hazard, harm or loss that may be associated with the emergency including:

(a)	a prohibited or restricted access cordon applying to the premises; or

(b)

prohibition on the use of the premises pending the completion of structural engineering or other reports and appropriate certifications required by any competent authority that the premises are fit for use; or

(c)	restriction on occupation of the premises by any competent authority,

then a fair proportion of the rent and outgoings shall cease to be payable for the period commencing on the date when the Tenant became unable to gain access to the premises to fully conduct the Tenant’s business from the premises until the inability ceases.

27.6	Where subclause 27.5 applies, Either party may terminate this lease by giving 10 working days written notice to the other if:

(a)	the Tenant is unable to gain access to the premises for the period specified in the First Schedule; or

(b)	the party that terminates this lease can at any time prior to termination establish with reasonable certainty that the Tenant is unable to gain access to the premises for that period

Any termination shall be without prejudice to the rights of either party against the other.

DEFAULT

Cancellation

28.1

The Landlord may (in addition to the Landlord’s right to apply to the Court for an order for possession) and subject to section 245(2) of the Property Law Act 2007 cancel this lease by re-entering the premises and excluding the Tenant from the Licenced Land at the time or at any time after that:

(a)

If the rent shall be in arrears 10 working days after any rent payment date and the Tenant has failed to remedy that breach within 10 working days after service on the Tenant of a notice in accordance with section 245 of the Property Law Act 2007.

Sixth Edition 2012 (5)

(b)

In case of breach by the Tenant of any covenant or agreement on the Tenant’s part expressed or implied in this lease (other than the covenant to pay rent) after the Tenant has failed to remedy that breach within the period specified in a notice served on the Tenant in accordance with section 246 of the Property Law Act 2007.

(c)	If the Tenant shall make or enter into or endeavour to make or enter into any composition assignment or other arrangement with or for the benefit of the Tenant’s creditors.

(d)	In the event of the insolvency, bankruptcy, statutory management, voluntary administration, receivership or liquidation of the Tenant.

(e)	If the Tenant shall suffer execution to issue against the Tenant’s property goods or effects under any judgment against the Tenant in any Court for a sum in excess of five thousand dollars ($5,000).

The term shall terminate on the cancellation but without prejudice to the rights of either party against the other.

Essentiality of Payments

29.1

Failure to pay rent or other moneys payable under this lease on the due date shall be a breach going to the essence of the Tenant’s obligations under the lease. The Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages from the Tenant for such breach. This entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

29.2	The acceptance by the Landlord of arrears of rent or other moneys shall not constitute a waiver of the essentiality of the Tenant’s continuing obligation to pay rent and other moneys.

Repudiation

30.1

The Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages for any loss or damage suffered by reason of any acts or omissions of the Tenant constituting a repudiation of the lease or the Tenant’s obligations under the lease. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

QUIET ENJOYMENT

31.1

The Tenant paying the rent and performing and observing all the covenants and agreements expressed and implied in this lease shall quietly hold and enjoy the premises throughout the term without any interruption by the Landlord or any person claiming under the Landlord.

RENEWAL OF LEASE

32.1

If the Tenant has given to the Landlord written notice to renew the lease at least 3 calendar months before the end of the term and is not at the date of the giving of the notice in breach of this lease then the Landlord will grant a new lease for a further term from the renewal date as follows:

(a)

If the renewal date is a market rent review date the annual rent shall be the current market rent as defined in clause 48.1 which if not agreed on shall be determined in accordance with subclause 2.2 but the annual rent shall not be less than the rent payable as at the commencement date of the immediately preceding lease term.

Sixth Edition 2012 (5)

(b)	If the renewal date is a CPI rent review date, the annual rent shall be determined in accordance with subclause 2.5.

(c)

Subject to the provisions of paragraphs (a) and (b) the new lease shall be upon and subject to the covenants and agreements expressed and implied in this lease except that the term of this lease plus all further terms shall expire on or before the final expiry date.

(d)	The annual rent shall be subject to review during the term of the new lease on the rent review dates specified in the First Schedule.

(e)

The Landlord as a condition of granting a new lease shall be entitled to have the new lease guaranteed by any guarantor who has guaranteed this lease on behalf of the Tenant who has given notice or the security of a bank guarantee that has been given.

(f)	If the renewal date is a market rent review date, pending the determination of the rent, the Tenant shall pay an interim rent in accordance with subclauses 2.3 and 2.4.

(g)

Notwithstanding anything contained in subclause 32.1(f) the interim rent referred to in that subclause shall not be less than the annual rent payable as at the commencement date of the immediately preceding lease term.

(h)	The parties will not be released by the renewal of the lease from any liability for any breach under this lease.

ASSIGNMENT OR SUBLETTING

33.1

The Tenant shall not assign sublet or otherwise part with the possession of the premises, the carparks (if any) or any part of them without first obtaining the written consent of the Landlord which the Landlord shall not unreasonably withhold or delay if the following conditions are fulfilled:

(a)

The Tenant proves to the reasonable satisfaction of the Landlord that the proposed assignee or subtenant is (and in the case of a company that the shareholders of the proposed assignee or subtenant are) respectable responsible and has the financial resources to meet the Tenant’s commitments under this lease and in the case of the subtenant the subtenant’s commitments under the sublease. The Tenant shall give the Landlord any additional information reasonably required by the Landlord.

(b)	All rent and other moneys payable have been paid and there is not any subsisting breach of any of the Tenant’s covenants.

(c)	In the case of an assignment a deed of covenant in customary form approved or prepared by the Landlord is duly executed and delivered to the Landlord.

(d)

In the case of an assignment to a company (other than a company listed on the main board of a public stock exchange in New Zealand or Australia) either a deed of guarantee in customary form approved or prepared by the Landlord is duly executed by the principal shareholders of that company and delivered to the Landlord or a bank guarantee from a registered trading bank in New Zealand on reasonable terms approved by the Landlord as security for the performance by the company of its obligations under this lease is provided to the Landlord.

Sixth Edition 2012 (5)

(e)

The Tenant pays the Landlord’s reasonable costs and disbursements in respect of the approval and the preparation of any deed of covenant or guarantee and (if appropriate) all fees and charges payable in respect of any reasonable inquiries made by or on behalf of the Landlord concerning any proposed assignee subtenant or guarantor. All such costs shall be payable whether or not the assignment or subletting proceeds

33.2

Where the Landlord consents to a subletting the consent shall extend only to the subletting and notwithstanding anything contained or implied in the sublease the consent shall not permit any subtenant to deal with the sublease in any way in which the Tenant is restrained from dealing without consent.

33.3

Where any Tenant is a company which is not listed on the main board of a public stock exchange in New Zealand or Australia, then any change in the legal or beneficial ownership of its shares or the shares of its shareholder or issue of new capital in the company or its shareholder where in any case there is a change in the effective management or control of the company will require the written consent of the Landlord which will not be unreasonably withheld or delayed.

GENERAL

Holding Over

36.1

If the Landlord permits the Tenant to remain in occupation of the premises after the expiration or sooner determination of the term, the occupation shall be a periodic tenancy only terminable by at least 20 working days notice given at any time with the tenancy terminating on the expiry of the notice at the rent then payable and otherwise on the same covenants and agreements (so far as applicable to a periodic tenancy) as expressed or implied under this lease.

Access for Re-Letting or Sale

37.1	The Tenant will during the term permit the Landlord, the Landlord’s representatives and prospective tenants or purchasers to have access to inspect the premises provided that:

(a)	Any such inspection is at a time which is reasonably convenient to the Tenant and after reasonable written notice.

(b)	The inspection is conducted in a manner which does not cause disruption to the Tenant.

(c)	if the Landlord or the Landlord’s representatives are not present the persons inspecting have written authority from the Landlord to do so.

Suitability

38.1

No warranty or representation expressed or implied has been or is made by the Landlord that the premises are now suitable or will remain suitable or adequate for use by the Tenant or that any use of the premises by the Tenant will comply with the by-laws or ordinances or other requirements of any authority having jurisdiction.

Affirmation

39.1	A party to this lease shall not be entitled to cancel this lease if, with full knowledge of any repudiation or misrepresentation or breach of covenant, that party affirmed this lease.

Sixth Edition 2012 (5)

Waiver

40.1	No waiver or failure to act by either party in respect of any breach by the other shall operate as a waiver of another breach.

Land Transfer Title or Mortgagee’s consent

41.1

The Landlord shall not be required to do any act or thing to enable this lease to be registered or be required to obtain the consent of any mortgagee of the property and the Tenant will not register a caveat in respect of the Tenant’s interest under this lease.

Notices

42.1	All notices must be in writing and must be served by one of the following means:

(a)	In the case of a notice under sections 245 or 246 of the Property Law Act 2007 in the manner prescribed by section 353 of that Act; and

(b)	In all other cases, unless otherwise required by sections 352 to 361 of the Property Law Act 2007:

(1)	in the manner authorised by sections 354 to 361 of the Property Law Act 2007, or,

(2)	by personal delivery, or by posting by registered or ordinary mail, or by facsimile, or by email.

42.2	In respect of the means of service specified in subclause 42.1(b)(2), a notice is deemed to have been served:

(a)	In the case of personal delivery, when received by the addressee.

(b)	In the case of posting by mail, on the second working day following the date of posting to the addressee’s last known address in New Zealand.

(c)	In the case of facsimile transmission, when sent to the addressee’s facsimile number.

(d)	In the case of email, when acknowledged by the addressee orally or by return email or otherwise in writing except that return emails generated automatically shall not constitute an acknowledgement.

42.3

In the case of a notice to be served on the Tenant, if the Landlord is unaware of the Tenant’s last known address in New Zealand or the Tenant’s facsimile number, any notice placed conspicuously on any part of the premises shall be deemed to have been served on the Tenant on the day on which it is affixed.

42.4	A notice shall be valid if given by any director, general manager, lawyer or other authorised representative of the party giving the notice.

42.5	Where two or more notices are deemed to have been served at the same time, they shall take effect in the order in which they would have been served but for subclause 47.1(p).

42.6	Any period of notice required to be given under this agreement shall be computed by excluding the date of service.

Sixth Edition 2012 (5)

Arbitration

43.1	The parties shall first endeavour to resolve any dispute or difference by agreement and if they agree by mediation.

43.2

Unless any dispute or difference is resolved-by mediation or other agreement within 30 days of the dispute or difference arising, the same shall be submitted to the arbitration of one arbitrator who shall conduct the arbitral proceedings in accordance with the Arbitration Act 1996 or any other statutory provision then relating to arbitration.

43.3

If the parties are unable to agree on the arbitrator, an arbitrator shall be appointed, upon request of any party, by the president or vice president of the New Zealand Law Society. That appointment shall be binding on all parties to the arbitration and shall be subject to no appeal. The provisions of Article 11 of the First Schedule of the Arbitration Act 1996 are to be read subject to this and varied accordingly.

43.4

The procedures prescribed in this clause shall not prevent the Landlord from taking proceedings for the recovery of any rent or other monies payable under this lease which remain unpaid or from exercising the rights and remedies in the event of the default prescribed in subclause 28.1

No Implied Terms

44.1

The covenants, conditions and powers implied in leases pursuant to the Property Law Act 2007 and sections 224 and 266(1)(b) of that Act shall not apply to and are excluded from this lease where allowed.

Limitation of Liability

45.1	If any person enters into this lease as trustee of a trust, then:

(a)	That person warrants that:

(1)	that person has power to enter into this lease under the terms of the trust; and

(2)	that person has properly signed this lease in accordance with the terms of the trust; and

(3)	that person has the right to be indemnified from the assets of the trust and that right has not been lost or impaired by any action of that person including entry into this lease; and

(4)	all of the persons who are trustees of the trust have approved entry into this lease.

(b)

If that person has no right to or interest in any assets of the trust except in that person’s capacity as a trustee of the trust, that person’s liability under this lease will not be personal and unlimited but will be limited to the actual amount recoverable from the assets of the trust from time to time (“the limited amount”), if the right of that person to be indemnified from the trust assets has been lost or impaired as a result of fraud or gross negligence that person’s liability will become personal but limited to the extent of that part of the limited amount which cannot be recovered from any other person.

45.2

Notwithstanding subclause 45.1, a party to this lease that is named in item 17 of the First Schedule as a limited liability trustee, that person’s liability will not be personal and unlimited but limited in accordance with subclause 45.1(b).

Sixth Edition 2012 (5)

Counterparts

46.1

This lease may be executed in two or more counterparts, all of which will together be deemed to constitute one and the same lease. A party may enter into this lease by signing a counterpart copy and sending it to the other party, including by facsimile or email.

DEFINITIONS AND INTERPRETATION

47.1	In this lease:

(a)	“CPI” means the Consumer Price Index (All Groups) published by Statistics New Zealand or other government agency and any revised, replacement or substituted index.

(b)

“Default GST” means any additional GST, penalty (civil or otherwise), interest, or other sum imposed on the Landlord (or where the Landlord is or was a member of a GST group its representative member) under the GST Act or the Tax Administration Act 1994 by reason of non-payment of any GST payable in respect of the supply made under this lease but does not include any sum levied against the Landlord (or where the Landlord is or was a member of a GST group its representative member) by reason of a default or delay by the Landlord after payment of the GST to the Landlord by the Tenant.

(c)	“emergency” for the purposes of subclause 27.5 means a situation that:

(1)

is a result of any event, whether natural or otherwise, including an explosion, earthquake, eruption, tsunami, land movement, flood, storm, tornado, cyclone, serious fire, leakage or spillage of any dangerous gas or substance, infestation, plague, epidemic, failure of or disruption to an emergency service; and

(2)	causes or may cause loss of life or serious injury, illness or in any way seriously endangers the safety of the public or property; and

(3)	the event is not caused by any act or omission of the Landlord or Tenant.

(d)	“GST” means the Goods and Services Tax arising pursuant to the Goods and Services Tax Act 1985 and “GST Act” means the Goods and Services Tax Act 1985.

(e)	“premises” means the Leased Land as described in the Further Terms.

(f)	“renewal” means the granting of a new lease as provided for in subclause 32.1.

(j)	“structural repair” means a repair, alteration or addition to the structure or fabric of the building but excluding building services.

(k)	“term” includes, where the context requires, a further term if the lease is renewed.

(m)	“the Landlord” and “the Tenant” means where appropriate the executors, administrators, successors and permitted assigns of the Landlord and the Tenant.

(n)	“the property” means the “Land” defined in the Further Terms.

(o)	“those for whom the Tenant is responsible” includes-the Tenant’s agents employees contractors or invitees.

(p)

“working day” has the meaning given to it in the Property Law Act 2007. Notices served after 5pm on a working day, or on a day which is not a working day, shall be deemed to have been served on the next succeeding working day.

Sixth Edition 2012 (5)

(q)

A reference in this lease to any law, legislation or legislative provision includes any statutory modification, amendment or reenactment, and any subordinate legislation or regulations issued under that legislation or legislative provision.

(r)	A reference to the words “include” or “including” are to be interpreted without limitation.

(s)	If any inserted term (including any Further Term in the Third Schedule) conflicts with the covenants in the First, Second and Fourth Schedules, the inserted term will prevail.

(t)	Whenever words appear in this lease that also appear in the First Schedule then those words shall mean and include the details supplied after them in the First Schedule.

(u)	Where the context requires or admits, words importing the singular shall import the plural and vice versa.

(v)	Where the Landlord’s consent or approval to any matter is required under this lease then, unless expressly stated to the contrary in this lease, in each case the Landlord:

(1)	must not unreasonably withhold consent or approval, and

(2)	must, within a reasonable time of the Landlord’s consent or approval being requested:

(i)	grant that consent or approval; or

(ii)	notify the Tenant in writing that the consent or approval is withheld.

Sixth Edition 2012 (5)

THIRD SCHEDULE

FURTHER TERMS (if any)

Attached

FURTHER TERMS

48.	Definitions and Interpretation

48.1	The following definitions are added to the definitions in clause 47.1:

Access Deed	the Deed relating to Construction and Use of Roads dated 4 November 2019, a copy of which is attached as the Sixth Schedule.

Access Procedures	the Access Procedures as established, approved and amended from time to time under clause 61.

Buildings

(a)   the static rocket engine testing facilities, workshops, offices and equipment and material storage facilities constructed or to be constructed on the Leased Land; and

(b)   any additional buildings or improvements constructed or to be constructed by the Tenant on the Leased Land or the Licenced Land in accordance with this Lease (including any future buildings erected pursuant to clause 53.1).

Compliance Costs	the cost of complying with the provisions of any Statute, Ordinance, Regulation or By-Law relating to the Land or use or of any Licence, Requisition or Notice issued by any competent Authority in respect of the Land or its use.

Contamination	any change to the physical, chemical or biological condition of the property by a “contaminant” as that word is defined in the Resource Management Act 1991.

Current Market Rent

a fair market consideration for:

(a) the exclusive right to use and occupy the Leased Land, and

(b) the non-exclusive right to use the Licenced Land, and determined:

(i)  on the basis of the then current industrial activities on the Leased Land and the Licenced Land rather than an artificial highest and best use assessment or an artificially low agricultural use assessment; and

(ii)  hating regard to the suitability of the Leased Land and Licenced Land for the Permitted Use and the fact that the Lease incorporates the non-exclusive right to use the Licenced Land which allows the use of the Leased Land for the Permitted Use; but; and

(iii)   disregard the value of the Tenant’s improvements on the Land.

Land	the Landlord’s land comprising the land in the Records of Title set Out in the Fourth Schedule

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Land Use Consent	the land use consent (LUC0102/20) dated 10 December 2019 issued by the Waikato District Council and held by the Tenant as amended from time to time.

Leased Land

means:

(a) those areas outlined in red on the Plan and described as:

•  Rutherford Test Site,

•  Stack Test Site,

•  Curie Test Site,

•  Office Site; and

•  the road connecting those facilities; and

(b) any additional areas included as leased land pursuant to clause 51.

Licenced Land	that part of the Land comprising approximately 103 hectares described as “Rocket Lab Area” and outlined in black on the Plan, but excluding the Leased Land.

Major Hazard Facility	has the same meaning as the term “Major Hazard Facility” is given in the Health and Safety at Work (Major Hazard Facilities) Regulations 2016.

Management Fee	has the meaning given to it in clause 50.1.

Orica	Orica New Zealand Limited (Company no. 2975).

Permitted Use	conducting static rocket engine tests together with the use of associated workshops, offices and equipment and material storage facilities.

Plan	the plan attached in the Fifth Schedule.

Preliminary Access	has the meaning given to it in clause 60.1.

RedBull	RedBull Powder Company Limited (Company no. 849239).

Services	has the meaning given to it in clause 57.1.

Shared Facilities	has the meaning given to it in clause 54.3.

Site Operating Rules	has the meaning given to it in clause 65.1.

Site Steering Committee	has the meaning given to it in clause 65.3.

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49.	Rent

49.1	The Landlord reserves the right to increase the Annual Rent if, at any time during the Term or any Renewed Term:

49.1.1	any Compliance Costs are imposed on the Landlord; and

49.1.2	those Compliance Costs were Trot foreseen or could not “have reasonably been foreseen by the Landlord at the Commencement Date; and

49.1.3	those Compliance Costs are in relation to the Leased Land or the Licenced Land and are directly attributable to the Tenant’s use of the Leased Land or the Licenced Land; and

49.1.4	the Landlord is acting reasonably in passing on those Compliance Costs to the Tenant and has provided the Tenant with prior written notification; and

49.1.5	the Compliance Costs are not costs for which the Tenant is already responsible under the Terms of this Lease.

49.2	Where clause 49.1 applies the Landlord may increase the Annual Rent by giving written notice to the Tenant and the Tenant must pay the increased rent on and from the later of:

49.2.1	the next rent payment date; or

49.2.2	the date three months after the date of the notice increasing the Annual Rent.

50.	Management Fee

50.1

In addition to the Annual Rent the Tenant must pay to the Landlord an annual fee of $30,000 (plus GST) (Management Fee) for site management including for co-ordinating and managing matters between the Tenant and other tenants of the Land who will be effected by the Tenant’s activities.

50.2	In return for the Management Fee the Landlord will provide:

50.2.1	an on-site contact point for liaison between tenants and licensees of the Land;

50.2.2	operational coordination between tenants and licensees;

50.2.3	oversight of the maintenance and management of the Shared Facilities;

50.2.4	the establishment of the Site Steering Committee;

50.2.5	a chairperson for the Site Steering Committee;

50.2.6	management supervision, review and amendment of the Site Operating Rules and Access Procedures.

50.3

If for any reason the services provided in return for the Management Fee are no longer needed or the services are not being provided the Landlord and the Tenant agree to negotiate in good faith a review of the Management Fee.

50.4	The Management Fee will be paid monthly in advance by equal instalments on the same day and in the same manner as the monthly payments of Rent.

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50.5	The Management Fee will be subject to annual CPI adjustments on each anniversary of the Commencement Date in the same manner as the Annual Rent under clause 2.5.

51.	Additions to Leased Land

51.1

The Tenant may request that the Lease be varied to include additional areas to the Leased Land to accommodate future Buildings (being Buildings that are in addition to those described in paragraph (a) of the definition of Buildings) provided that:

51.1.1	the total area of the Leased Land remains below 5 hectares; and

51.1.2	the Landlord’s approval is obtained with the Landlord to act reasonably in approving any additions to the Leased Land to accommodate expansion of the Tenant’s activities.

51.2	The Landlord acknowledges that the rent will not be increased by reason only of the inclusion of additional areas to the Leased Land under this clause 51.

52.	Buildings

52.1	The Landlord and Tenant acknowledge that the Buildings on the Leased Land are owned by and are for the exclusive use of the Tenant.

52.2	The Buildings are at the Tenant’s sole risk throughout the Term and the Tenant alone is liable to repair any damage to the Buildings or to replace any Building which requires replacement.

53.	Construction of Buildings

53.1	Subject to:

53.1.1	the Tenant obtaining (at the cost of the Tenant) all necessary Resource Consent on terms satisfactory to the Landlord acting reasonably;

53.1.2	the Tenant obtaining all necessary Building Consents;

53.1.3	the Landlord’s prior written approval (such approval not to be unreasonably withheld) to the location of the proposed Buildings; and

53.1.4

the Tenant satisfying the Landlord (acting reasonably) by providing such reports and evidence as the Landlord may require that all possible measures will be taken to control and contain any spills or discharge of materials or other contamination events which may occur on, in or in the vicinity of the Leased Land or the Licenced Land the Tenant may, at its cost, erect on the Leased Land the Buildings described in paragraph (a) of the definition of Buildings and any additional facilities required for the Tenant’s Permitted Use.

53.2

Before commencement of construction of any Buildings the Tenant must confirm to the Landlord that the Buildings are to be located so that the separation distances required for the Tenant’s Permitted Use do not extend beyond the boundaries of the Licenced Land unless the Tenant has obtained and provided to the Landlord the written consent of all of the affected third parties (including tenants, licensees or any other occupiers of the adjacent land) that the separation distance may be calculated to include the land adjacent to the Licenced Land. The Landlord will acknowledge in writing to the Tenant the receipt of any consent given by an affected third party for the purposes of meeting the requirements of this clause.

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54.	Maintenance and Repair of Buildings, Improvements and Shared Facilities

54.1	The Tenant shall be responsible for the maintenance and repair of its Buildings, other improvements and facilities on the Leased Land and, if applicable, the Licenced Land.

54.2	The Tenant is solely responsible for the maintenance and repair of:

54.2.1	all fences surrounding or within the Leased Land; and

54.2.2

any security gate on, or giving access to, the Licenced Land, required by the Tenant (as distinct from giving access to the Land), provided that the Tenant shall not have responsibility for the maintenance and repair of any security gate relating to any shared access ways which are the responsibility of the Landlord under clause 54.3.1 other than the responsibility to contribute under clause 54.3.2.

54.3	Subject to clause 55:

54.3.1

The Landlord is responsible for constructing and maintaining in good order, repair and condition having regard to the uses of the Land, such shared access ways (roads and tracks) and other shared facilities, including (without limitation) gates, security and/or control systems and access points (electronic or automated access points), giving access to, and fences adjoining, any shared access way and the verges and drains in the vicinity of the shared access ways (Shared Facilities) as are necessary to enable the Tenant to conduct the Permitted Use; and

54.3.2	The Tenant must contribute a fair and reasonable proportion (having regard to the number of users and the extent of their respective use) to any fair and reasonable costs incurred;

(a)

in constructing any Shared Facilities reasonably necessary to enable access to or use of the Leased Land or the Licenced Land where the Tenant has first approved that construction, such approval not to be unreasonably withheld; and

(b)	in maintaining the Shared Facilities, except where the need for any maintenance or repair is attributable to any damage caused by the Landlord, other licensees or unrelated third parties.

55.	Construction, Maintenance and Use of Roads under Access Deed

55.1	The Landlord will comply with all the obligations of, and will be entitled to exercise all of the rights of, Class One Services Limited under the Access Deed.

55.2	The Tenant will comply with all the obligations of, and will be entitled to exercise all of the rights of, Rocket Lab Limited under the Access Deed.

55.3

Recognising that the Tenant has met the cost of construction of the Road as defined in the Access Deed (Road), the Landlord will not allow other tenants or licensees to use all or any part of the Road unless:

55.3.1	The Tenant has approved the other party’s use of the Road (such approval not to be unreasonably withheld); and

55.3.2	The other party has agreed to meet a fair and reasonable proportion of the cost of maintaining and, if necessary, upgrading that part of the Road used by it.

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56.	Insurance

56.1	The Tenant is required to take out and maintain insurance policies as follows:

56.1.1

insurance cover for the Buildings against damage and destruction by fire, flood, explosion, lightening, storm, earthquake, and volcanic activity on such terms and for such amounts as the Tenant determines; and

56.1.2	public liability insurance for not less than $20,000,000.

56.2	The Tenant shall if required by the Landlord from time to time produce evidence that the above insurances are in place and the premiums are paid.

57.	Services

57.1	The Tenant is responsible for, and shall meet the cost of, providing all water, power and other services required for the Tenant’s use of the Licenced Land (Services).

57.2

Where the Tenant and the Landlord have agreed for the Landlord to provide any Services exclusively for the Tenant, then, unless the Services are specifically covered by the Management Fee, the Tenant shall pay the Landlord for the full cost of providing those Services.

57.3

Where the Landlord and the Tenant agree that Services will be provided by the Landlord and shared with other licensees or other users of the Licenced Land the Tenant will pay a fair and reasonable proportion of any fair and reasonable costs incurred by the Landlord in providing and maintaining the Services (having regard to the number of users and the extent of their respective use).

57.4

Where any Services are provided to the Leased Land or the Licenced Land by other parties, or across the land of other parties (for example across the land leased by BT Mining Limited) the Tenant is responsible for making its own arrangements to secure the supply of those Services and the Landlord has no responsibility to do so.

58.	Licenced Land

58.1	The Landlord grants, and the Tenant accepts, a non-exclusive licence to use the Licenced Land in connection with the Permitted Use.

59.	Use of Licenced Land

59.1

The Tenant’s use of the Licenced Land is non-exclusive, and subject to clauses 59.2 and 59.3 the Landlord may itself use, or grant licences or rights for other parties to use or occupy the Licenced Land.

59.2

The Landlord will not itself interfere with, or grant other licences or rights to use or occupy the Licenced Land that interfere with, the Tenant’s Permitted Use. The Landlord will use reasonable endeavours to ensure that other licensees of the Licenced Land comply with their leases and/or licences so as not to interfere with the Tenant’s Permitted Use.

59.3

The Landlord must obtain the prior written consent of the Tenant before granting any new licences of the Licenced Land, the Tenant’s consent not to be unreasonably withheld or delayed. Specifically, the Tenant will allow access to the Licenced Land to any party undertaking monitoring or management of the water discharge from the adjacent coal mine cross the Licenced Land

59.4	The Tenant will not oppose or object to any Resource Consent application by Orica, RedBull or BT Mining Limited on land used or occupied by them adjacent to or in the vicinity of the Licenced Land

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and will not object to any use of that land by Orica, RedBull or BT Mining Limited in accordance with any existing or future Resource Consent or Mining Licence issued to any of them for the conduct of activities consistent with the activities conducted by them at the Commencement Date of this lease.

59.5	The Landlord agrees not to enter into any lease or licence for the Land with any direct competitor of the Tenant without the Tenants prior written consent.

60.	Access

60.1

The Landlord agrees the Tenant may use existing access ways (beginning on Coalfields Road on the southern boundary of the Land) (Preliminary Access) to construct its Buildings and carry out its Permitted Use until the earlier of 30 June 2020 or such time that the Road as defined in the Access Deed (Road) has been completed. After that time the Tenant agrees it will no longer use the Preliminary Access for any purpose. If for any reason the Road has not been completed by 30 June 2020 the Tenant, Landlord, RedBull and Orica may mutually agree to extend the use of the Preliminary Access by Tenant for its Permitted Use.

60.2

The Tenant acknowledges that where it is using the Preliminary Access for its Permitted Use, the applicable Access Procedures may include additional specific requirements to address the transit of hazardous materials and personnel through the Major Hazard Facility areas controlled by RedBull and Orica. The Tenant agrees to comply with any such reasonable procedures required by RedBull or Orica while using the Preliminary Access, in order to enable RedBull and Orica to conduct their respective permitted uses.

60.3

Once the Road is complete in accordance with the Access Deed (but in any event by 30 June 2020) the Tenant shall cease to use the Preliminary Access and shall use the Road as set out in the Access Deed.

60.4	Any improvement to the Land comprised in the Road will vest in the Landlord but the value of the improvement will be disregarded for the purposes of any rent review.

61.	Access Procedures

61.1	For the purposes of ensuring, as between the Landlord, the Tenant and other tenants or licensees of the Land:

61.1.1	that each of them is able to meet its security and regulatory compliance obligations in relation to the use of the Land and, in particular, any requirements relating to Major Hazard Facilities; and

61.1.2	at the same time allow for use of the Roads and Existing Roads (as those terms are defined in the Access Deed) by the Landlord, the Tenant and other tenants and licensees of the Land,

the Landlord will, in consultation with the Tenant and all other tenants, lessees and licensees of the Land, establish, update, implement and monitor reasonable access procedures for the use of the Road and Existing Roads (as those terms are defined in the Access Deed) which have been agreed by Tenant and other tenants, licensees or users of the Land and other tracks and roads on the Land (Access Procedures) in accordance with this clause 61 which will form part of the Site Operating Rules.

61.2

The Landlord shall provide to the Tenant and the Site Steering Committee, for its approval, draft Access Procedures. The Landlord will make any reasonable amendments to the Access Procedures requested by the Tenant or the Site Steering Committee within 30 working days of receiving the draft Access Procedures.

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61.3

The Tenant must allow access to and use of the Licenced Land at all reasonable times by the Landlord and licensees granted licences to graze livestock and grow and remove trees and timber and other crops, and licensees conducting any other activities on the Licenced Land so long as (and in order of priority in the event of conflict):

61.3.1	the activities of other parties do not interfere with the Tenant’s Permitted Use; and

61.3.2	the other licensees or parties accessing the Licenced Land have entered into an agreement to be bound by and comply with all applicable aspects of:

(a)	the Access Procedures or with other access procedures which incorporate the relevant aspects of the Access Procedures; and

(b)	the Site Operating Rules..

61.4

The Landlord will notify the Tenant from time to time of those persons requiring access to the Licenced Land and the Tenant will ensure that their reasonable access requirements are met subject to compliance with clause 61.3.

61.5

The Landlord will ensure that all other parties accessing the Licenced Land, including other licensees and visitors, are aware of the need to comply with clause 61.3, and the Landlord will, if required, enforce such compliance.

61.6

The Landlord must notify and consult with the Tenant regarding any material changes to the access to and use of the Land by third parties having regard to the purposes described in clause 61.1 prior to those third parties having access to the Land and the Landlord and the Tenant will make any necessary amendments to the Access Procedures as required. The parties will also incorporate any reasonably necessary amendments to the Site Operating Rules as are required to accommodate the material change.

61.7

If the parties are unable to agree on any amendment requested by the Tenant under clause 61.2 or any amendments required by clause 61.6 or clause 65.3, then the matter shall be determined by a suitably qualified independent person jointly appointed by the parties. If the parties cannot agree on the appointment, the independent person will be appointed by the Executive Director for the time being of Health and Safety Association of New Zealand Incorporated. An independent person acting under this clause shall act as an expert and any determination made by the expert shall be binding on the parties. The charges of an independent person acting as an expert under this clause shall be borne equally by the parties.

61.8

For clarity, where the need arises under clause 61.6 to amend the Access Procedures or the Site Operating Rules, the Tenant will not be liable for the cost of any work or for any other external cost incurred in connection with the changes to the access to or use of the Land by the third party.

62.	Regulatory compliance

62.1	The Tenant must comply with all relevant regulatory requirements applicable to its use or occupation of the Leased Land and its use of the Licenced Land including, but not limited to:

62.1.1	all applicable environmental legislation and regulations including but not limited to the Resource Management Act 1991;

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62.1.2	all Resource Consents and/or conditions of Resource Consents in respect of the Land, including the Land Use Consent; and

62.1.3	all applicable health and safety legislation and regulations, including but not limited to:

(a)	the Health and Safety at Work Act 2015;

(b)	the Health and Safety at Work (Major Hazard Facilities) Regulations 2016 and the Tenant’s safety assessment under those regulations;

(c)	the Health and Safety at Work (Hazardous Substances) Regulations 2017 and all test certificates under those regulations.

62.2

The Landlord and the Tenant each acknowledge the need to implement appropriate controls and processes to comply with any applicable Major Hazard Facility requirements which relate to the use of and access to and from the Leased Land and Licensed Land in connection with the Tenant’s use of the Leased Land and Licensed Land, in particular where the Tenant is accessing the Leased Land through parts of the Land licenced to RedBull or Orica, the Tenant must comply with any applicable Major Hazard Facility requirements.

62.3

The Tenant shall meet all costs of complying with all relevant regulatory requirements applicable to its use or occupation of the Leased Land and use of the Licenced Land but shall not be liable to meet the costs of compliance of the Landlord or any other tenant or licensee.

62.4

Where any Compliance Costs apply to more than one user or occupier of the Land, each affected user or occupier, including the Tenant (where applicable), shall pay a fair proportion of any reasonable or necessary costs as allocated by the Landlord, provided that the Landlord must act reasonably in allocating such costs and upon request by the Tenant, the Landlord must provide evidence of how it has apportioned those Costs. Where the Tenant’s proportion of such Costs is likely to exceed $5,000 the Landlord will provide the Tenant a minimum of ten days’ notice before committing to such Costs. If there is any dispute over how such Costs are apportioned the parties involved will follow the dispute resolution process set out in clause 43.

62.5

The Tenant will be responsible for obtaining all Land Use and other Resource Consents (including earthworks consents and discharge consents) required to undertake the Tenant’s Permitted Use (Resource Consents).

62.6

The Tenant must comply with all conditions of the Resource Consents and must indemnify the Landlord against any claim, loss, cost, damage, expense, fine or penalty arising directly from any failure on the part of the Tenant comply with the Resource Consents or their conditions. *

63.	Environmental matters

63.1	The Tenant must:

63.1.1	take all practical steps to, eliminate, minimise, or, as appropriate, mitigate the effects of all discharges to air, land and water caused by any act or omission of the Tenant;

63.1.2	ensure that appropriate measures are in place to minimise and rectify the effect of any spills or discharge of materials used by the Tenant; and

63.1.3

indemnify the landlord for any claim, Toss, cost, damage, expense, fine or penalty incurred by the Landlord as a result of Contamination to the Land caused by the Tenant after the Commencement Date where:

(a)	the contaminated area is part of the Leased Land or any other area of which the Tenant has exclusive possession; or

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(b)	the contamination is caused by any act or omission of the Tenant or any party for whom the Tenant is responsible.

63.2

If the Landlord grants licences to use or occupy the Licenced Land to other licensees it will, in addition to complying with clause 59.3, require those other licensees to provide similar covenants in relation to their activities as those set out in clause 62.1.

63.3

Notwithstanding any other term in this Lease, the Tenant’s liability under this clause 63 will be reduced proportionately to the extent that the contamination, discharge, spill or other contamination event was caused by or contributed to by the Landlord, its invitees, agents, employees, officers, representatives, other licensees or any third party (except for any third party for whom the Tenant is responsible).

64.	Settlement ponds

64.1

The Tenant acknowledges that if any settlement ponds or other discharge facilities are required in connection with the Tenant’s use or occupation of the Leased Land or the Licensed Land the Tenant must make its own arrangements to install, maintain and monitor those facilities (at the cost of the Tenant). The Tenant must ensure that any such facilities are sufficient to control and contain all run off including contaminated run off.

65.	Site Operating Rules

65.1

The Landlord shall in consultation with the Tenant and other lessees and licensees of the Land establish, update, implement and monitor reasonable site operating rules to facilitate the shared use of the Land by the Landlord, the Tenant and other lessees and licensees and their respective visitors, and in particular rules to ensure the safe and secure use of the Land including the use, management and maintenance of any shared automated or electronic access control systems and any shared access tracks (Site Operating Rules). The purpose of the Site Operating Rules is to ensure that all users of the Land, including the Tenant, the Landlord, RedBull, Orica, Trapper Farms Limited and BT Mining (together with any future tenants, licensees or occupiers):

65.1.1	have access to the Land; and

65.1.2	are able to use their leased areas of the Land for their respective permitted uses; ft

and

65.1.3	are able to comply with their regulatory obligations relating to the use of the Land including the operation of Major Hazard Facilities.

65.2

The Landlord shall provide to the Tenant a copy of the draft Site Operating Rules no later than the date 10 working days after the date of this Deed of Lease. Following the consultation with other parties referred to in clause 65.4, the Landlord shall make any reasonable amendments to the Site Operating Rules requested by the Tenant within 30 working days of receiving the draft Site Operating Rules.

65.3

The Landlord has established a site steering committee, which includes representatives from the Tenant and all other lessee’s and licensees of the Land (Site Steering Committee) to meet at regular intervals and at least quarterly to review the Site Operating Rules, including the Access Procedures and any other access procedures of new lessees and licensees and if required amend the Site Operating Rules, Access Procedures or other access procedures to ensure continuing compliance with the purpose of the Site Operating Rules described in clause 65.1 above. If the parties are unable to agree to any amendment, clause 65.7 will apply.

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65.4

Where other parties are conducting a business or undertaking on the Land those other parties will also be consulted in formulating the Site Operating Rules, provided that any requested changes are approved by the Site Steering Committee prior to any changes to the Site Operating Rules.

65.5	The Tenant will not be bound by any Site Operating Rules which prevents the Tenant, acting reasonably, from conducting its Permitted Use.

65.6	The Landlord will comply with the Site Operating Rules and will notify the Site Operating Rules to other lessees or licensees and require that they ensure compliance with the Site Operating Rules.

65.7	If the parties are unable to agree on any amendment requested by the Tenant under clause 65.2, or by either party under clause 65.3, then the procedure in clause 61.7 will apply.

65.8	Each party shall bear its own costs of and incidental to establishing and updating the Site Operating Rules.

66.	Separation Distances for other tenants and licensees

66.1

If the permitted use conducted by any other lessee, tenant or licensee of the Land requires, in order to comply with the Health and Safety at Work (Hazardous Substances) Regulations 2017 (Regulations), a separation distance additional or varied to what has been agreed at the date of this Lease and set out on the Plan, which includes any part of the Licenced Land, the Landlord must obtain the Tenant’s prior written consent that the separation distance required by the activities of the other lessee, tenant or licensee may be calculated to include the Licenced Land of the Tenant such consent of the Tenant not to be unreasonably withheld.

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FOURTH SCHEDULE

THE LANDLORD’S LAND

Record of Title:	Legal Description:	Area (ha):	Registry:

SA196/256	Part Allotment 20 Maramarua Parish	72.2566	South Auckland

SA209/245	Part Allotment 20 Maramarua Parish	0.8243	South Auckland

SA572/167	Part Allotment 5 Maramarua Parish	7.2717	South Auckland

SA1088/175	Lot 1 Deposited Plan South Auckland 1893	5.5720	South Auckland

SA70B/461	Section 1 and section 3 Survey Office Plan 61325 and Lot 1-2 Deposited Plan South Auckland 89246	79.8012	South Auckland

SA23C/767	Lot 2 Deposited Plan South Auckland 24784 and Part Allotment 20 Parish of Maramarua	213.7549	South Auckland

SA20B/69	Allotment 132 Parish of Maramarua	0.0640	South Auckland

SA20B/70	Allotment 133 Parish of Maramarua	2.5570	South Auckland

		385.101 ha more or less

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FIFTH SCHEDULE

PLAN

Attached.

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SIXTH SCHEDULE

Deed Relating to Construction and Use of Roads

Attached.

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Sixth Edition 2012 (5)

Dated

Between

Class One Services Limited

Landlord

And

Rocket Lab Limited

Tenant

DEED OF LEASE

General Address of the premises:

Kopako Industrial Reserve, Coalfields Road, Maramarua

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